UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2013

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Smart Online, Inc., or the Company, held its annual meeting of stockholders on June 17, 2013. The results of the stockholder voting at the annual meeting are set forth below.

Stockholders voted on the following matters:

Proposal No. 1 — Election of Directors

The stockholders elected the following three individuals as directors of the Company, each for a one-year term of office to serve until the Company’s 2014 annual meeting of stockholders and to serve until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Name	For	Withhold	Broker Non-Vote
Amir Elbaz	9,346,887	0	0
Shlomo Elia	9,346,887	0	0
Ronen Shviki	9,346,887	0	0

Proposal No. 2 — Amendment to Certificate of Incorporation to Effectuate a Name Change from Smart Online, Inc. to MobileSmith, Inc.

For	Against	Abstain	Broker Non-Vote
9,346,887	0	0	N/A

Proposal No. 3 — Advisory Vote on the Compensation of our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
9,346,887	0	0	0

Proposal No. 4 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of our Named Executive Officers

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
0	0	9,346,887	0	0

Proposal No. 5 — Ratification of the Appointment of Cherry Bekaert, LLP, as Independent Registered Public Accounting Firm of the Company for the Fiscal Year Ending December 31, 2013

For	Against	Abstain	Broker Non-Vote
9,346,887	0	0	N/A

The results reported above are final voting results.

In accordance with the stockholder voting results, in which “Every Three Years” received the highest number of votes cast on the frequency proposal, and the Company’s Board of Directors’ recommendation in the information statement for the 2013 annual meeting of stockholders, the Company’s Board of Directors has determined that future stockholder advisory (non-binding) votes on the compensation of the Company’s named executive officers will occur every three years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2016 annual meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

Date: June 19, 2013	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer

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